    As filed with the Securities and Exchange Commission on August 7, 1997
                                                  Registration No. 333-_________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                            QUAKER STATE CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                                            25-0742820
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

225 EAST JOHN CARPENTER FREEWAY
         IRVING, TEXAS                                              75062
(Address of Principal Executive Offices)                         (Zip Code)


                          1994 STOCK INCENTIVE PLAN
                           (Full title of the plan)

                               ---------------

                           PAUL E. KONNEY, ESQUIRE
             SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           QUAKER STATE CORPORATION
                       225 EAST JOHN CARPENTER FREEWAY
                             IRVING, TEXAS  75062
                                (972) 868-0400
          (Name, address and telephone number of agent for service)

                               ---------------

                       CALCULATION OF REGISTRATION FEE

================================================================================================================
               Title of                                          Proposed              Proposed
              securities                        Amount            maximum               maximum      Amount of
                to be                            to be        offering price           aggregate   registration
              registered                      registered         per share          offering price     fee
----------------------------------------------------------------------------------------------------------------
Capital Stock, par value
     $1.00 per share                         3,500,000 shs.     $15.75(1)            $55,125,000   $16,704.55
Rights to purchase Capital
     Stock                                      (2)                (2)                    (2)           (2)
================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee calculated in accordance with Rules 457(h) and 457(c) on the basis of the average of the high and low sale prices for the Capital Stock as reported in the New York Stock Exchange Composite Transactions Listing for August 5, 1997, as quoted in the Wall Street Journal.

(2) Such number of Rights as are associated with the shares of capital stock registered hereby from time to time pursuant to the terms of the Registrant's Stockholder Rights Plan. Initially the Rights are attached to and trade with the shares of capital stock. Pursuant to Rule 457, no additional registration fee is required for the Rights.
================================================================================

                                    PART II.
                            INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the registrant with the Securities and Exchange Commission (File No. 1-2677) are incorporated by reference in this registration statement:

         (a) The registrant's Annual Report on Form 10-K for the year ended December 31, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act");

         (b) All other reports filed by the registrant pursuant to Section 13(a) of the 1934 Act since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above;

         (c) Company's Current Reports on Form 8-K, filed July 13, 1996 and Form 8-K/A-1 filed on September 11, 1996 relating to the acquisition of Blue Coral, Inc.; in conjunction with the audited financial statements of Blue Coral, Inc., see footnote 2 of the consolidated financial statements of the Company incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, describing the sale of Nicsand, Inc. to its minority stockholder;

         (d) Company's Current Reports on Form 8-K, filed October 10, 1996 and Form 8-K/A-1 filed December 17, 1996, relating to the acquisition of Medo Industries, Inc. and its affiliated companies; and

         (e) The description of the registrant's Capital Stock contained in the registrant's Current Report on Form 8-K filed November 12, 1996, including any amendment or report filed for the purpose of updating such description.

    All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the filing of the annual report on Form 10-K referred to in (a) above and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents, except that the information included in any document in response to paragraphs (i), (k) or (l) of Item 402 of Regulation S-K is not incorporated by reference in this registration statement.

    Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law provides that a corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

    Section 145 of the Delaware General Corporation Law also provides that a corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Under Section 145, any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (3) by the stockholders.

    Notwithstanding the above, Section 145 provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

    Section 145 further provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

    Finally, Section 145 provides that the indemnification and advancement of expenses provided by or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of such a person.

    Article Sixteenth of the registrant's Certificate of Incorporation (the "Indemnification Article") provides that Directors and officers of the registrant shall be indemnified except as prohibited by law against reasonable expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other, whether brought by or in the right of the registrant or otherwise, in which such person may be involved by reason of such person being or having been a Director or officer of the registrant or by reason of the fact that such person is or was serving at the request of the registrant as a director, officer, employee, fiduciary or other representative of another corporation or other entity.

    The registrant has also entered into Indemnification and Insurance Agreements with certain of its Directors and from time to time may enter into such agreements with other Directors or with certain officers, employees or other persons designated by the registrant's Board of Directors. The individual party to the agreement is indemnified for all expenses and liability (including amounts paid in settlement) in any proceeding against such party unless it shall be determined under a procedure established in the agreement that such party knew that his or her conduct was clearly opposed to the best interests of the registrant.

    Section 145 of the Delaware General Corporation Law provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

    The Indemnification Article provides that the registrant may purchase and maintain insurance to protect itself and any Director, officer or other person entitled to indemnification under the Indemnification Article against any expenses or liability incurred by such person in connection with any claim, action, suit or proceeding in which such person may be involved by reason of the service of such person to the registrant or to another organization at the request of the registrant whether or not the registrant would have the power to indemnify such person against such liability by law or under the provisions of the Indemnification Article.

    The registrant maintains director and officer liability insurance covering its Directors and officers with respect to liabilities, including liabilities under the Securities Act of 1933, which they may incur in connection with their serving as such. Under this insurance, the insurer will pay amounts which the registrant's Directors and officers become legally obligated to pay and for which they are legally entitled to indemnification from the registrant, and the Directors and officers have coverage against certain liabilities for which they may not be entitled to indemnification from the registrant, in each case subject to certain limitations and exclusions. Each Indemnification and Insurance Agreement provides that if the registrant does not maintain in effect the director and officer liability insurance in effect at the time the Indemnification and Insurance Agreement was entered into, the registrant will make payment to the Director to the fullest extent of the coverage that would otherwise have been provided by the insurance for the benefit of the Director had the insurance been maintained.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

    The following exhibits are filed as part of this registration statement:

EXHIBIT
  NO.                                    DOCUMENT
---------          ------------------------------------------------------------
4.1                Composite Certificate of Incorporation of the registrant
                   containing amendments through May 16, 1997, filed herewith.

4.2                Bylaws of the registrant, as amended and restated on March
                   27, 1997, filed as Exhibit 3 to the registrant's Quarterly
                   Report on Form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference.

4.3 Rights Agreement, dated as of September 28, 1995, between the registrant and Mellon Securities Trust Company, as Rights Agent, filed as Exhibit 1 to the registrant's Current
                   Report on Form 8-K dated October 20, 1995 and incorporated herein by reference.

4.4 Quaker State Corporation 1994 Stock Incentive Plan, as amended and restated through May 16, 1997, filed herewith.

5.1 Opinion of Vinson & Elkins L.L.P. as to the legality of the shares of Capital Stock being registered, filed herewith.

23.1 Consent of Vinson & Elkins L.L.P., included in Exhibit 5.1 filed herewith.

23.2               Consent of Coopers & Lybrand L.L.P., filed herewith.

23.3               Consent of Arthur Andersen LLP, filed herewith.

23.4               Consent of Ernst & Young LLP, filed herewith.

24.1 Power of Attorney (set forth on page II-8 of the registration statement).

ITEM 9.  UNDERTAKINGS.

    (a)  Rule 415 offering.

         The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") that are incorporated by reference in the registration statement;

             (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)  Filings incorporating subsequent Exchange Act documents by reference.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h)  Commission opinion regarding indemnification.

    Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on August 7, 1997.

                          QUAKER STATE CORPORATION


                          By: /s/ Herbert M. Baum
                             -----------------------------
                                 (Herbert M. Baum)
                                  Chairman of the Board and
                                  Chief Executive Officer

                              POWER OF ATTORNEY

    We, the undersigned officers and directors of Quaker State Corporation, hereby severally constitute Conrad A. Conrad and Paul E. Konney, and each of them singly, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

         Name                                           Title                                      Date
         ----                                           -----                                      ----
  /s/ Herbert M. Baum                            Chairman of the Board, Chief                      8/7/97
--------------------------------                 Executive Officer and Director
     (Herbert M. Baum)                           (Principal Executive Officer)


  /s/ Conrad A. Conrad                           Vice Chairman, Chief Financial                    8/7/97
--------------------------------                 Officer and Director (Principal
     (Conrad A. Conrad)                          Financial Officer)


  /s/ Keith S. Krzeminski                        Vice President and Controller                     8/7/97
--------------------------------                 (Principal Accounting Officer)
     (Keith S. Krzeminski)

         Name                                    Title                                              Date
         ----                                    -----                                              ----
  /s/ John D. Barr                             Director                                            8/7/97
--------------------------------
     (John D. Barr)


  /s/ Leonard M. Carroll                       Director                                            8/7/97
--------------------------------
     (Leonard M. Carroll)


  /s/ J. Taylor Crandall                       Director                                            8/7/97
--------------------------------
     (J. Taylor Crandall)


  /s/ Laurel Cutler                            Director                                            8/7/97
--------------------------------
     (Laurel Cutler)


  /s/ C. Frederick Fetterolf                   Director                                            8/7/97
--------------------------------
     (C. Frederick Fetterolf)


  /s/ Thomas A. Gardner                        Director                                            8/7/97
--------------------------------
     (Thomas A. Gardner)


  /s/ F. William Grube                         Director                                            8/7/97
--------------------------------
     (F. William Grube)


  /s/ Forrest R. Haselton                      Director                                            8/7/97
--------------------------------
     (Forrest R. Haselton)


  /s/ L. David Myatt                           Director                                            8/7/97
--------------------------------
     (L. David Myatt)


  /s/ Raymond A. Ross, Jr.                     Director                                            8/7/97
--------------------------------
     (Raymond A. Ross, Jr.)


  /s/ Lorne R. Waxlax                          Director                                            8/7/97
--------------------------------
     (Lorne R. Waxlax)

                            QUAKER STATE CORPORATION

                           1994 STOCK INCENTIVE PLAN

                             ---------------------

                             REGISTRATION STATEMENT
                                  ON FORM S-8

                             ---------------------

                                 EXHIBIT INDEX
                    (PURSUANT TO ITEM 601 OF REGULATION S-K)


   EXHIBIT
     NO.                                                      DOCUMENT
   -------   ----------------------------------------------------------------------------------------------------------------
    4.1      Composite Certificate of Incorporation of the registrant containing amendments through May 16, 1997, filed herewith.

    4.2      Bylaws of the registrant, as amended and restated on March 27, 1997, filed as Exhibit 3 to the registrant's
             Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference.

    4.3      Rights Agreement, dated as of September 28, 1995, between the registrant and Mellon Securities Trust
             Company, as Rights Agent, filed as Exhibit 1 to the registrant's Current Report on Form 8-K dated October
             20, 1995 and incorporated herein by reference.

    4.4      Quaker State Corporation 1994 Stock Incentive Plan, as amended and restated through May 16, 1997, filed herewith.

    5.1      Opinion of Vinson & Elkins L.L.P. as to the legality of the shares of Capital Stock being registered, filed herewith.

    23.1     Consent of Vinson & Elkins L.L.P., included in Exhibit 5.1 filed herewith.

    23.2     Consent of Coopers & Lybrand L.L.P., filed herewith.

    23.3     Consent of Arthur Andersen LLP, filed herewith.

    23.4     Consent of Ernst & Young LLP, filed herewith.

    24.1     Power of Attorney (set forth on page II-8 of the registration statement).